UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 6, 2016

 Applied Micro Circuits Corporation
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4555 Great America Parkway, 6th Floor
Santa Clara, California 95054
(Address of Principal Executive Offices)
(408) 542-8600
(Registrants telephone number, including area code)
215 Moffett Park Drive
Sunnyvale, California 94089
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2016, Applied Micro Circuits Corporation (“AppliedMicro”) entered into an employment offer letter agreement with Martin S. McDermut, pursuant to which Mr. McDermut will serve as vice president and chief financial officer of AppliedMicro. In that capacity he will also serve as the principal financial officer and chief accounting officer of AppliedMicro. McDermut’s officer appointment and employment commenced on January 8, 2016.
Mr. McDermut, age 64, most recently served as senior vice president, finance and chief financial officer at Vitesse Semiconductor Corporation, a publicly traded semiconductor company, from August 2011 until April 2015, when the company was acquired by Microsemi Corporation. From 2007 to 2011, Mr. McDermut served as managing director and financial consultant at Avant Advisory Group, LLC, a management consulting firm based in Los Angeles and Santa Barbara, CA. He has also served as chief financial officer for publicly traded companies including Iris International Inc. and Superconductor Technologies Inc. Mr. McDermut holds a Bachelor of Arts degree in economics from the University of Southern California and a Master of Business Administration degree from the University of Chicago. He is a Certified Public Accountant.
In connection with and effective upon Mr. McDermut’s appointment, Karen Rogge has stepped down as AppliedMicro’s interim chief financial officer, principal financial officer and chief accounting officer.
Mr. McDermut’s offer letter provides that Mr. McDermut will be employed by AppliedMicro “at will” and contains the following additional terms:

(1)	He will receive an annual base salary of $320,000;

(2)
He will be eligible to receive annual incentive compensation, currently targeted at 30% of his base salary, pursuant to bonus performance criteria established by the Compensation Committee of the Board of Directors;

(3)
He will receive a grant of 70,000 restricted stock units, or RSUs, vesting over four years subject to his continuous employment, with 25% of the shares subject to the RSUs vesting on the first anniversary of the grant date and 6.25% vesting every three months thereafter. The terms of the RSUs will be governed by the AppliedMicro 2011 Equity Incentive Plan, attached as Annex A to the Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders, filed with the SEC on June 24, 2015 (the “2011 Plan”), and a RSU grant notice to be approved by the Board of Directors;

(4)
He will receive a grant of 60,000 shares of performance-based deferred market stock units, or MSUs. The terms of the MSUs will be governed by the 2011 Plan and a MSU grant notice to be approved by the Board of Directors;

(5)
He will be eligible to participate in the AppliedMicro Executive Severance Benefit Plan, which is filed as Exhibit 10.67 to the Form 8-K filed with the SEC on September 25, 2013, and will be entitled to receive certain additional severance benefits as described in the offer letter;

(6)	He will be eligible to participate in the AppliedMicro 2012 Employee Stock Purchase Plan, which is filed as Exhibit 10.31 to the Form 8-K filed with SEC on August 15, 2014; and

(7)	He will be eligible to participate in AppliedMicro’s comprehensive benefits programs.

A copy of the offer letter is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the offer letter is subject to, and qualified in its entirety by, the offer letter.
Mr. McDermut is also expected to enter into AppliedMicro’s standard officer indemnity agreement, a copy of the form of which is filed as Exhibit 10.2 to the Form 8-K filed with SEC on October 2, 2013 and incorporated herein by reference, which would require AppliedMicro to indemnify Mr. McDermut, under the circumstances and to the extent provided for therein, against certain expenses and liabilities incurred by Mr. McDermut by reason of his position as an officer of AppliedMicro.
A copy of the press release dated January 11, 2016, announcing Mr. McDermut’s appointment as chief financial officer of AppliedMicro, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1     Offer Letter, dated January 6, 2016, between Applied Micro Circuits Corporation and Martin S. McDermut.
99.1     Press Release issued on January 11, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: January 11, 2016	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

10.1     Offer Letter, dated January 6, 2016, between Applied Micro Circuits Corporation and Martin S. McDermut.
99.1     Press Release issued on January 11, 2016.